Exhibit 10.33

Lease

THIS CONTRACT (this “Contract”) is made and entered into by and between the following parties:

Party A (Name/ID Card):  Wen Zheng [              ]

Zi Lin [                        ]

Cuiyuan Wu [           ]

Yanfang Lan [           ]

Yanrong Lan [           ]

Party B (Name/ID Card):  Hunan Yongxiong Investment Management Co., Ltd.      [           ]

After friendly negotiation, Party A and Party B, intending to be legally bound, hereby enter into the following terms and conditions under this Contract with respect to the lease of the Premises as defined below on the basis of free will and in accordance with the Contract Law of the People’s Republic of China and applicable laws and regulations.

I.                    Leased Premises, Lease Term, Purpose and Rent-free Period:

1.                  Party A agrees to lease to Party B the housings (the “Premises”) located at Room 1115 (owned by Wen Zheng), Room 1116 (owned by Zi Lin), Room 1117 (owed by Gang Chen, Cuiyuan Wu and Quanpu Chen), Rooms 1118-1128 (owned by Yanfang Lan), and Room 1129 (owned by Yanrong Lan), Floor 11, Building 3#, Thaihot City Plaza, Wusibei, No. 6, Banzhong Road, Xindian Town, Jin’an District, Fuzhou City, with a floor area of 617.86 square meters (including shared public area; the actual area shall be subject to the area registered under property ownership that is finally confirmed by the center for property ownership), which shall be used as the place of business of Party B. Party B has a clear knowledge of the purpose (for the purpose of commercial office), ownership, etc. of the Leased Premises, and is willing to enter into this Lease Contract with Party A after conducting an onsite survey over the Leased Premises on its own. Party A shall assign and designate a special person to execute this Contract and to coordinate with relevant affairs during lease term.

2.                  The lease term shall commence on September 3, 2014 and end on November 18, 2020.

3.                  Purpose: Party B undertakes to Party A that the Leased Premises shall be solely used for office purpose.

II.               Rent, Security Deposit and Terms of Payment:

1.                  It is agreed by the Parties hereto that the rent shall be charged as follows during the lease term: (Party B shall remit the rent payable to Party A to Party A’s designated account via bank transfer)

1st and 2nd lease years, i.e. from September 3, 2014 to November 18, 2016: the monthly rent shall be RMB45/m2;

3rd lease year, i.e. from November 19, 2016 to November 18, 2017: the monthly rent shall be RMB48.15/m2;

4th lease year, i.e. from November 19, 2017 to November 18, 2018: the monthly rent shall be RMB51.52/m2;

5th lease year, i.e. from November 19, 2018 to November 18, 2019: the monthly rent shall be RMB55.13/m2;

6th lease year, i.e. from November 19, 2019 to November 18, 2020: the monthly rent shall be RMB58.99/m2;

2.                  Party B shall, within three (3) days upon execution of this Contract, pay Party A the security deposit of RMB55,607.4 (equivalent to the rent for two (2) months during the 1st lease year), and the charges for water and electricity as well as fitting-out clearance fees prepaid by the owner at the time of going through the handover procedures (please refer to the Statement attached hereto). Party A shall, within ten (10) days upon expiry of this Lease Contract, refund the security deposit (without interest) to Party B.

3.                  Terms of Payment:

(1)         Party B shall, prior to September 10, 2014, pay Party A the rent for current month of RMB27,803.7.

(2)         The rent shall be paid on a monthly basis, and the rent for next payment cycle shall be paid within five (5) days prior to expiry of current payment cycle, and the rest can be done in the same manner.

III.          Fitting-out and Delivery:

1.                  Party B may conduct a fitting-out over the leased Premises due to business demand in a manner which will not affect the structure of the Premises and is compliant with fire safety regulations; provided, however, that such fitting-out has been reported to and approved by the property management company.

2.                  Party B shall be solely liable for all approval procedures and costs relating to such fitting-out, for which Party A shall provide certain assistance.

3.                  For the purpose of this Contract, Party B shall be entitled to a rent-free period of two (2) months, i.e. from September 3, 2014 to November 18, 2014. During the rent-free period, Party B shall be exempt from paying monthly rent, but shall independently bear the charges for water and electricity, property management fees and other relevant charges.

IV.           Rights and Obligations of the Parties hereto:

1.                  Party A shall be solely responsible for obtaining the permits and licenses necessary for its business and shall engage in its business according to law. Party A shall not interfere with the regular business activities conducted by Party B.

2.                  During the lease term, Party B shall be responsible for fire safety, general sanitation, green covering and keeping good social order in a designated area outside the Premises, and security matters in accordance with relevant regulations of local competent authorities and shall assume all responsibilities therefor and obey the regulatory inspection by Party A, other owners in the sub-district where the Premises locate, property management company and other departments.

3.                  During the lease term, Party B shall pay the rent, charges for water and electricity, property management fees, etc. arising out of the lease or occupancy of the leased Premises on time.

4.                  Upon expiry of the lease term, Party B shall have the priority right to renew this Contract. If Party B has an intention of renewal, it shall notify Party A of the same within one month prior to expiry of the lease term, and another lease contract shall be entered into by the Parties hereto through mutual negotiation. Otherwise, Party B shall be deemed to have waived such priority right.

5.                  Considering that Party A has engaged Fuzhou Zhongwei Commercial Property Management Co., Ltd. (the “Property Management Company”) to render the prophase property services for the leased Premises, Party B shall separately execute a property management service contract with the Property Management Company, and abide by the property management regulations formulated by the Property Management Company.

6.                  Party A shall be responsible for the repair and maintenance of the leased Premises and ancillary equipment and facilities attached thereto (except to the extent that such repair or maintenance is caused due to improper use by Party B), and Party B shall be responsible for the repair and maintenance of its own decorations and those equipment and facilities installed by itself.

7.                  Upon expiry of the lease term or early cancellation or termination of this Contract, Party B shall return the leased Premises and ancillary equipment and facilities attached thereto under intact conditions to Party A and pay the rent, charges for water and electricity and other fees arising out of the lease or occupancy of leased Premises.

8.                  Where, during the lease term, Party A intends to sell the leased Premises, it shall notify Party B of the same three (3) months in advance and shall warrant that all its rights and obligations hereunder shall be transferred to the third party and that this Contract shall be performed continuously. Party B shall exercise its right of first refusal to purchase the leased Premises within thirty (30) days following the date of notice from Party A. Otherwise, Party B shall be deemed as having waived its right of first refusal.

9.                  Party A shall, within seven (7) days upon execution of this Contract, provide Party B with relevant certificates and property ownership certificate so that Party B may secure the licenses necessary for its business and go through fitting-out approval procedures. Besides, Party A shall ensure that, during the lease term, the Premises are free from any ownership dispute and that Party A shall be solely liable for all losses arising out of ownership dispute (if any).

10.           During the lease term, Party A shall bear the property taxes, individual income taxes, etc. imposed by the State.

11.           During the lease term, Party B may sublet the Premises due to its operational problems with Party A’s consent. After the Premises are sublet, Party A shall refund the security deposit to Party B.

V.                Cancellation and Defaulting Liability:

1.              Where Party A cancels this Contract in advance without due cause, Party A shall fully refund double the security deposit to Party B and compensate Party B for all losses thus incurred.

2.              Where Party B cancels this Contract in advance without due cause, Party A shall have the right not to refund the security deposit.

3.              Where Party B fails to engage in operational activities as agreed herein, Party A shall have the right to cancel this Contract.

4.              Where Party B delays in paying the rent, Party B shall pay Party A the late fees equivalent to 0.5‰ of monthly rent for each delay day in addition to the rent due. Where such delay lasts for more than ten (10) days, Party A shall have the right to cancel this Contract and retain the security deposit.

5.              Party B shall independently assume all legal responsibilities caused by Party B due to its own operational activities in the course of its business.

6.              Where Party B defaults in the performance of this Contract, thus resulting in the cancellation of this Contract, Party A shall have the right to retain the security deposit; Party B shall, within three (3) days upon receipt of notice of cancellation from Party A, move out of the Premises without removing fixed decorations. Party B’s decorations left at the leased Premises subject to Party A’s consent shall belong to the property of Party A free of charge. Where Party B delays in moving out of the Premises, Party A shall have the right to enforce such move-out.

7.              Where the performance of this Contract becomes impracticable due to governmental acts or policy adjustments, neither Party shall assume defaulting liability.

8.              Where Party A delays in refunding the security deposit in violation of Paragraph 3 of Article II hereof, Party A shall pay Party B the liquidated damages equivalent to 0.5‰ of such security deposit for each delay day.

VI.           Dispute Resolution

All disputes arising out of the performance of this Contract shall be resolved by the Parties hereto through mutual negotiation. If the efforts to negotiate have failed, either Party may lodge a lawsuit to the people’s court where the leased Premises locate.

VII.      Where the performance of this Contract becomes impracticable due to the occurrence of a force majeure event during the lease term, the Parties hereto may either terminate this Contract or amend the provisions of this Contract through mutual negotiation and neither Party shall be liable for any loss thus incurred.

VIII. Matters not covered herein shall be subject to a supplemental agreement to be entered into by the Parties through mutual negotiation, which shall have the same legal force as this Contract.

IX.           This Contract is made in five (5) copies, with each Party holding one (1) copy. Five (5) copies shall have the same legal effect.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

Party A:	Party B:

#1115 /s/ Wen Zheng	/s/ Liqi Luo
/s/ Seal of Hunan Yongxiong Investment Management Co., Ltd.
#1116 /s/ Zi Lin

#1117 /s/ Cuiyuan Wu

#1118-1128 /s/ Yanfang Lan	Date: September 3, 2014

#1129 /s/ Yanrong Lan	(In the event of a natural person, a copy of his or her ID card shall be attached hereto)